Exhibit 10.6

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	June 1 through 30

BALANCE SHEET

The Balance Sheet is to be completed on an accrual basis only. Pre-petition liabilities must be classified separately from post-petition obligations.

ASSETS	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE OR SCHEDULED
CURRENT ASSETS
Unrestricted Cash and Equivalents	6,450	3,880
Restricted Cash and Cash Equivalents (see continuation sheet)	5,391,593	5,391,593
Accounts Receivable (Net)	179,154,114	178,131,551
Notes Receivable
Inventories
Prepaid Expenses	11,326	38,363
Professional Retainers	589,301	589,301
Other Current Assets (attach schedule)	75,957	75,208
TOTAL CURRENT ASSETS	185,228,741	184,229,896
PROPERTY & EQUIPMENT
Real Property and Improvements
Machinery and Equipment
Furniture, Fixtures and Office Equipment	116,718	116,718
Leasehold Improvements
Vehicles
Less: Accumulated Depreciation	(48,513)	(45,690)
TOTAL PROPERTY & EQUIPMENT	68,205	71,028
OTHER ASSETS
Amounts due from Insiders*	86,638	86,638
Other Assets (attach schedule)	48,400,982	47,309,329
TOTAL OTHER ASSETS	48,487,620	47,395,967
TOTAL ASSETS	233,784,566	231,696,891

LIABILITIES AND OWNER EQUITY	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE
LIABILITIES NOT SUBJECT TO COMPROMISE (Postpetition)
Accounts Payable	142,880	328,419
Taxes Payable (refer to FORM MOR-4)
Wages Payable
Notes Payable
Rent / Leases - Building/Equipment
Secured Debt / Adequate Protection Payments	311,030	243,414
Professional Fees	3,805,509	2,874,609
Amounts Due to Insiders*	7,024	15,466
Other Post-petition Liabilities (attach schedule)	13,819	13,819
TOTAL POST-PETITION LIABILITIES	4,280,262	3,475,727
LIABILITIES SUBJECT TO COMPROMISE (Pre-Petition)
Secured Debt	4,356,568	4,356,568
Priority Debt	288,707,391	288,707,391
Unsecured Debt	79,432,861	79,440,169
TOTAL PRE-PETITION LIABILITIES	372,496,820	372,504,128
TOTAL LIABILITIES	376,777,082	375,979,855
OWNERS' EQUITY
Capital Stock	58,953	58,953
Additional Paid-In Capital	345,724,500	345,724,500
Partners' Capital Account
Owner's Equity Account
Retained Earnings - Pre-Petition	(494,870,829)	(494,870,829)
Retained Earnings - Post-petition	6,094,860	4,804,412
Adjustments to Owner Equity (attach schedule)
Post-petition Contributions (attach schedule)
NET OWNERS’ EQUITY	(142,992,516)	(144,282,964)
TOTAL LIABILITIES AND OWNERS' EQUITY	233,784,566	231,696,891
*"Insider" is defined in 11 U.S.C. Section 101(31).

In re	CHARYS HOLDING COMPANY, INC	Case No.	08-10289 (BLS)
	Debtor	Reporting Period:	June 1 through 30

BALANCE SHEET - continuation section
ASSETS	BOOK VALUE AT END OF CURRENT REPORTING MONTH	BOOK VALUE AT END OF PRIOR REPORTING MONTH	BOOK VALUE ON PETITION DATE
Other Current Assets
Travel Advances		57,579
Deposits		18,378
Other Assets
Investment in subsidiaries		48,400,982

LIABILITIES AND OWNER EQUITY	BOOK VALUE AT END OF CURRENT REPORTING MONTH		BOOK VALUE ON PETITION DATE
Other Post-petition Liabilities
Misc accrued expenses	13,819

Other Post-petition Liabilities

Restricted Cash: Cash that is restricted for a specific use and not available to fund operations.
Typically, restricted cash is segregated into a separate account, such as an escrow account.